ESCROW AGREEMENT
     ESCROW AGREEMENT (this “Agreement”) made as of the 22nd day of January, 2009, by and between FIRST AMERICAN TITLE INSURANCE COMPANY (“Escrowee”), GRUBB & ELLIS COMPANY, a Delaware corporation (“G&E”), and MATRIX CONNECTICUT, LLC, a Delaware limited liability company (“Matrix”).
WITNESSETH:
     WHEREAS, GERA Danbury LLC, a Delaware limited liability company, G&E, GERA Property Acquisition LLC, a Delaware limited liability company (“GERA”), Matrix Danbury, LLC, a Delaware limited liability company (“Matrix Sub”), and Matrix have entered into that certain Merger Agreement dated January 22, 2009 (collectively, the “Contract”) for the merger of GERA and Matrix Sub, as more particularly described in the Contract;
     WHEREAS, under the Contract, G&E, Matrix and the other parties thereto have agreed with each other to place both the Initial Deposit of One Million Two Hundred Fifty Thousand Dollars ($1,250,000) (as defined in the Contract), and the Additional Deposit of Five Million Dollars ($5,000,000) (as defined in the Contract), together totaling Six Million Two Hundred Fifty Thousand Dollars ($6,250,000) (the Additional Deposit, together with the Initial Deposit, shall be hereinafter collectively referred to as, the “Deposit"), in escrow with Escrowee, pursuant to Section 2.1 of the Contract, pending the closing of the transaction contemplated in the Contract, all in accordance with the terms and provisions of the Contract; and
     WHEREAS, Escrowee is willing to hold the Deposit in escrow on the terms and conditions hereinafter set forth;
     NOW, THEREFORE, the parties hereto agree as follows:
     1. (a) Concurrently with the execution of this Agreement, Matrix shall deliver to Escrowee the Deposit of Six Million Two Hundred Fifty Thousand Dollars ($6,250,000) pursuant to Section 2.1 of the Contract, by immediately available funds to be wired to the account and pursuant to the wiring instructions of Escrowee. Following receipt of the Deposit, Escrowee shall wire transfer one-half of the Deposit (being $3,125,000.00) to G&E, pursuant to the wire transfer instructions attached hereto as Schedule 1. Escrowee shall invest the remainder of the Deposit in Approved Investments (as hereinafter defined). Escrowee shall use reasonable efforts to keep the Deposit invested for a period to end prior to, but as nearly contemporaneous as is reasonable with, the date of the actual closing under the Contract (the “Closing Date”), having due regard to the fact that the Deposit must be available on or before the Closing Date. Escrowee shall bear no liability for any loss occasioned by investment of the Deposit as herein provided, by any delays in investing or reinvesting the Deposit or by any failure to achieve the maximum possible yield from the Deposit.
     (b) The Deposit (as reduced by the amount wire transferred to G&E pursuant to Paragraph l(a) above), plus any interest earned from the investment thereof in accordance with the terms of this Agreement, less any and all transaction or account fees, costs, expenses or charges, including, without limitation, brokerage and custodial fees, attributable to such investment (such sum hereinafter called the “Invested Deposit”), shall be delivered by Escrowee to G&E, to Matrix or, if pursuant to paragraph 4 hereof, to a substitute impartial party or a court having appropriate jurisdiction, in accordance with the terms of this Agreement. Delivery of the Invested Deposit in accordance with the terms of this Agreement shall be made by bank wire transfer of immediately available funds. Escrowee agrees, upon request, to provide the parties with its computation of the Invested Deposit. Without limiting paragraphs 6 and 7 hereof, it shall be conclusively presumed that: (i) any and all investments made by Escrowee in Approved Transactions, are authorized and permitted under the terms of this Agreement; (ii) the parties hereto have agreed to and concurred in all such investments; (iii) by so investing the Deposit, Escrowee has complied with its investment obligations pursuant to this Agreement; and (iv) Escrowee’s computation of the Invested Deposit is correct in the absence of manifest error.
     (c) As used herein, “Approved Investments” shall mean a federally insured money market account and allowing for withdrawal upon demand. Escrowee is authorized to sell or otherwise realize upon such investments at any time and from time to time when funds are required for the purposes of this Agreement. All risk of loss or diminution in interest or appreciation upon such investments shall become a part of the Deposit.
     2. (a) If the merger contemplated in the Contract shall be consummated, then at the time of the consummation of such transaction, Escrowee shall deliver to G&E the Invested Deposit against a signed receipt therefor.
    (b) Notwithstanding the provisions of paragraph 2(a) above, if Escrowee shall receive written instructions signed by both Matrix and G&E, specifying the party to whom the invested Deposit is to be delivered (the “Designated Party”) and the time and place where the same is to be delivered, Escrowee shall deliver the same in accordance with such written instructions, such delivery to be made against a signed receipt therefor from the Designated Party.
    (c) Upon the delivery of the Invested Deposit in accordance with this paragraph 2, Escrowee shall thereupon be relieved of and discharged and released from any and all liability hereunder and with respect to the Invested Deposit.
     3. If, at any time Escrowee shall receive a certificate of either G&E or Matrix (the “Certifying Party”) to the effect that: (i) the other party (the “Other Party”) has defaulted under the Contract or that the Contract has otherwise been terminated or cancelled; (ii) a copy of the certificate and a statement in reasonable detail of the basis for the claimed default, termination or cancellation was mailed as provided herein to the Other Party prior to or contemporaneous with the giving of such certificate to Escrowee; and (iii) in the case of a claimed default, to the knowledge of the Certifying Party, the claimed default has not been cured, then, Escrowee shall promptly send a copy of such certificate to the Other Party and unless Escrowee shall have received contrary instructions from the Other Party within five (5) business days of Escrowee’s mailing of said certificate (time being of the essence with respect to this five (5) business day period), Escrowee shall, within five (5) business days of the expiration of such five (5) business day period, deliver the Invested Deposit to the Certifying Party and thereupon be relieved of and discharged and released from any and all liability hereunder and with respect to the Invested Deposit. If Escrowee shall receive contrary instructions from the Other Party within five (5)

business days of Escrowee’s sending of said certificate (TIME BEING OF THE ESSENCE with respect to this five (5) business day period), Escrowee shall not so deliver the Invested Deposit but shall hold or deposit the same in accordance with the terms of paragraph 4 hereof.
     4. In the event that: (i) Escrowee shall not have received instructions pursuant to this Agreement on or prior to the latest of the originally scheduled Closing Date and all new Closing Dates, if any (the “Latest Closing Date”); (ii) the closing under the Contract shall not have occurred on or prior to the Latest Closing Date; (iii) Escrowee shall receive contrary instructions from the parties hereto; (iv) any dispute shall arise as to any matter arising under this Agreement; (v) any alleged default by G&E or Matrix under the Contract shall occur; or (vi) there shall be any uncertainty as to the meaning or applicability of any of the provisions hereof, Escrowee’s duties, rights or responsibilities hereunder or any written instructions received by Escrowee pursuant hereto, Escrowee may, at its option at any time thereafter, deposit the funds and/or instruments then being held by it in escrow into any court having appropriate jurisdiction, or take such affirmative steps as it may elect in order to substitute an impartial party to hold any and all escrowed funds and/or instruments, and upon making such deposit, shall thereupon be relieved of and discharged and released from any and all liability hereunder and with respect to the Invested Deposit or any portion thereof so deposited.
     5. Escrowee shall be entitled to rely upon the authenticity of any signature and the genuineness and/or validity of any writing received by Escrowee pursuant to or otherwise relating to this Agreement.
     6. G&E and Matrix recognize and acknowledge that Escrowee is serving without compensation and solely as an accommodation to the parties hereto and they each agree that Escrowee shall not be liable to either of the parties for any error of judgment, mistake or act or omission hereunder or any matter or thing arising out of its conduct hereunder, except for Escrowee’s willful misfeasance or gross negligence.
     7. If G&E and/or Matrix (each separately being the “Entity”) is comprised of more than one party, each such party comprising the Entity shall be jointly and severally liable for the obligations of the Entity hereunder.
     8. All notices, certificates and other communications permitted hereunder shall be in writing and shall be deemed duly served and given two (2) Business Days after mailed by registered or certified mail, return receipt requested, postage prepaid, at a regularly maintained branch of the United States Postal Service and addressed as follows:

G&E:	David Mellor
Grubb & Ellis Realty Investors, LLC
1551 N. Tustin Ave. #200
Santa Ana, CA 92705
(714) 975-2267
(714) 918-9102 fax

With Required Copy to:	Tracy Liu

Grubb & Ellis Realty Investors, LLC
1551 N. Tustin Ave. #200
Santa Ana, CA 92705
(714) 975-2820
(714) 918-9138 fax

With Required Copy to:	Mike Waddell
Senior Vice President, Asset Management
Grubb & Ellis Realty Investors
1606 Santa Rose Road, Suite 109
Richmond, VA 23229
(312) 224-3999
(312) 224-4242 fax

With Required Copy to:	James L. Beard, Esq.
DLA Piper LLP (US)
203 N. LaSalle Street, Suite 1900
Chicago, IL 60601
(312) 368-2169
(312) 630-7379 fax

Matrix	Glen Nelson
Matrix Connecticut, LLC
c/o Glenn Nelson
The Matrix Realty Group, Inc.
732 Smithtown Bypass, Suite 200
Smithtown, New York 11787
(631) 979-2777
(631) 979-3198 fax

With Required Copy to:	Terrence L. Gallagher
Gallagher & Kavinsky
8740 Orion Place, Suite 200
Columbus, Ohio 43240
(614) 885-9022
(614) 885-9024 fax

Escrowee:	First American Insurance Company
30 North LaSalle Street, Suite 310
Chicago IL 60602
(312) 917-7269
(312) 553-0480 fax
Attn: Richard P. Seidel Jr.
Each party may, by notice as aforesaid, designate such other person or persons and/or such other address or addresses for the receipt of notices. Copies of all notices, certificates or other communications relating to this Agreement in respect to which Escrowee is not the addressee or sender shall be sent to Escrowee in the manner hereinabove set forth.
     9. (a) G&E and Matrix agree that Escrowee is to act as the parties’ nominee in investing the Deposit pursuant to this Agreement and in collecting the interest earned on the Invested Deposit on behalf of the parties. G&E and Matrix each agree to complete the forms necessary to comply with the backup withholding and interest reporting regulations under the Internal Revenue Code of 1986, as amended, or any successor thereto, including, without limitation, Form W-9, a separate copy of which is to be completed by G&E and Matrix and delivered to Escrowee contemporaneously with the execution and delivery of this Agreement.
     (b) Unless G&E shall have delivered to Escrowee a Form W-8 (Nonresident Alien Certification), G&E certifies under penalties of perjury that (1) the number shown under G&E’s signature is the correct tax identification number of G&E and (2) the account to be established by Escrowee, insofar as applicable to G&E, is not subject to back-up withholding either because G&E has not been notified by the Internal Revenue Service that G&E is subject to back-up withholding due to underreporting of interest or dividends or the IRS has notified G&E that G&E is no longer subject to such back-up withholdings.
     (c) Unless Matrix shall have delivered to Escrowee a Form W-8 (Nonresident Alien Certification), Matrix certifies under penalties of perjury that (1) the number shown under Matrix’s signature is the correct tax identification number of Matrix and (2) the account to be established by Escrowee, insofar as applicable to Matrix, is not subject to back-up withholding either because Matrix has not been notified by the Internal Revenue Service that Matrix is subject to back-up withholding due to underreporting of interest or dividends or the IRS has notified Matrix that Matrix is no longer subject to such back-up withholdings.
     10. This Agreement shall be binding on and inure to the benefit of all parties hereto and their respective successors and permitted assigns and may not be modified or amended orally, but only in writing signed by all parties hereto. Neither G&E nor Matrix may assign its rights or obligations under this Agreement to any party other than a party to whom G&E or Matrix, as applicable, assigns its right, title and interest in, to and under the Contract and no permitted assignment by Matrix or G&E should be effective unless and until such party shall have delivered to Escrowee (i) written notice of such assignment and (ii) an assumption agreement with respect to all of the obligations of the assigning party hereunder.
     11. The undersigned hereby submit to personal jurisdiction in the State of Illinois for all matters, if any, which shall arise with respect to this Agreement, and waive any and all rights under the law of any other state or country to object to jurisdiction within the State of Illinois or to institute a claim of forum non conveniens with respect to any court in the State of Illinois for the purposes of litigation with respect to this Agreement.
     12. If any term, condition or provision of this Agreement, or the application thereof to any circumstance or party hereto, shall ever be held to be invalid or unenforceable, then in each such event the remainder of this Agreement or the application of such term, condition or provision to any other circumstance or party hereto (other than those as to which it shall be invalid or unenforceable) shall not be thereby affected, and each term, condition and provision hereof shall remain valid and enforceable to the fullest extent permitted by law.
     13. This Agreement may be executed in any number of counterparts, each counterpart for all purposes being deemed an original, and all such counterparts shall together constitute only one and the same agreement.
     14. G&E agrees that it shall not sue for, seek or demand any money or other judgment against any affiliate of Matrix, any direct or indirect member, manager, shareholder, partner, beneficiary or other owner of a direct or indirect beneficial ownership interest in Matrix or such affiliate, or any director, officer, employee, trustee, or agent of any of the foregoing in any action or proceeding under or by reason of or in connection with this agreement.
[SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first above written.

G&E: GRUBB & ELLIS COMPANY, a Delaware corporation
By:	/s/ Jeff Hanson
	Name:	Jeff Hanson
	Title:	Executive Vice President

94-1424307
Federal Taxpayer Identification Number

MATRIX: MATRIX CONNECTICUT, LLC, a Delaware limited liability company
By:	/s/ Glen Nelson
	Name:	Glen Nelson
	Title:	Member

Federal Taxpayer Identification Number

ESCROWEE: FIRST AMERICAN TITLE INSURANCE COMPANY
By:	/s/ Dick Seidel
	Name:	Dick Seidel
	Title:	Vice President

SCHEDULE 1
WIRE TRANSFER INSTRUCTIONS

Bank:	JP Morgan Chase Bank
ABA:	021000021
Account Name:	Grubb & Ellis Company
Account Number:	5300031488